SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
               OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                  SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[  ]     Preliminary Information Statement

[X]      Definitive Information Statement

[  ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14c-5(d)(2))

                                UTIX GROUP, INC.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:



         (2) Aggregate number of securities to which the transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             ------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:


         (5) Total fee paid:



[   ]    Fee paid previously with preliminary materials

[   ]    check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                                UTIX GROUP, INC.
                              170 CAMBRIDGE STREET
                              BURLINGTON, MA 01803



                              INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER



                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


                                  INTRODUCTION

This notice and information statement (the "INFORMATION STATEMENT") was mailed on or about January 4, 2005 to the stockholders of record, as of December 8, 2004, of UTIX Group, Inc., a Delaware corporation (the "COMPANY") pursuant to
Section 14(c) of the Exchange Act to inform the Stockholders that the majority stockholders of the Company executed a written consent dated December 7, 2004 providing for an amendment to the Company's Amended and Restated Certificate of Incorporation increasing its authorized shares of common stock from 50 million to 100 million and its authorized shares of preferred stock from 10 million to 25 million. This notice and information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the "DGCL").

Our board of directors has unanimously approved the increase in our authorized share capital, as have stockholders representing a majority of our issued and outstanding shares of common stock. Accordingly, your approval is not required and is not being sought.

Please read this notice carefully. It describes the increase in our authorized share capital and contains certain related information. The certificate of amendment effectuating the increase in our authorized share capital is attached to this Information Statement as APPENDIX A. Additional information about the Company is contained in its current and periodic reports filed with the United States Securities and Exchange Commission (the "COMMISSION"). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at http://www.sec.gov/index.htm.

The principal executive office of the Company is located at 170 Cambridge Street, Burlington, MA, 01803. The Company's telephone number is (800) 627-7547.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                UTIX GROUP, INC.
                              170 CAMBRIDGE STREET
                              BURLINGTON, MA 01803



                              INFORMATION STATEMENT
          PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER



TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholders of the Company:

1. An increase in the authorized shares of common stock of the Company from 50 million to 100 million such shares and in the authorized shares of preferred stock from 10 million to 25 million such shares, to be effective as of the filing of an amendment to the Company's Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, attached hereto as APPENDIX A.

         The Board of Directors has fixed the close of business on December 8, 2004, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL.

 THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING
              WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


                                             By order of the Board of Directors,


January 3, 2005
                                             /s/ Anthony Roth
                                             Anthony Roth
                                             CEO and President

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.


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


AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED SHARES OF COMMON STOCK TO ONE HUNDRED MILLION AND THE AUTHORIZED SHARES OF PREFERRED TO TWENTY-FIVE MILLION

In order to cover future contingencies and financings, the Company will be required to authorize and issue a greater number of shares of Common Stock than is presently available therefor. Consequently, the Board of Directors has determined to increase the Company's authorized share capital to one hundred million (100,000,000) shares of Common Stock and twenty-five million (25,000,000) shares of preferred stock. The Company presently has no plans or commitments requiring the authorization of additional shares.

The Board has unanimously approved, and stockholders owning a majority of the shares of Common Stock issued and outstanding have consented in writing to, the afore-mentioned increase in the Company's authorized shares of capital stock.

THE AUTHORIZATION

The Company has obtained stockholder approval for the authorization of an additional fifty million (50,000,000) shares of Common Stock, 0.001 par value per share and an additional fifteen million (15,000,000) shares of its preferred stock, par value $0.1101 per share, and the amendment to its Amended and Restated Articles of Incorporation effectuating such respective increases. The amendment, attached here to as APPENDIX A, will be filed with the Secretary of State of the State of Delaware as soon as practicable after the period ending twenty (20) days following the date this Information Statement is mailed to our stockholders of record on December 8, 2004.

DESCRIPTION OF SECURITIES

GENERAL

We are authorized by our certificate of incorporation to issue an aggregate of 50,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, the terms and conditions of which are to be determined by our board of directors. As of the Record Date of December 8, 2004, an aggregate of 35,861,405 shares of our common stock were issued and outstanding. All outstanding shares of common stock are of the same class and have equal rights and attributes.

COMMON STOCK

We are presently authorized to issue 50,000,000 shares of common stock, $.001 par value per share, of which 35,861,405 shares were issued and outstanding as of the Record Date. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

            o have equal ratable rights to dividends from funds legally available therefor, if and when declared by our board of directors;

            o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

            o do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and


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


            o  are entitled to one non-cumulative  vote per share on all matters
               on  which   stockholders   may  vote  at  all   meetings  of  our
               stockholders.

As of the Record Date, there were 35,861,405 shares of our common stock issued and outstanding. In addition, an aggregate of 15,906,991 shares of common stock were subject to issuance upon exercise of outstanding stock options and warrants and upon conversion of certain convertible securities at exercise or conversion prices ranging from $0.10 to $0.50 per share. The issuance of these additional shares of common stock upon exercise or conversion of such outstanding options, warrants and convertible securities will dilute the percentage ownership equity of holders of shares of common stock.

PREFERRED STOCK

Presently we may issue up to 10,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determinate from time to time. The proposed amendment increases the authorized preferred shares to 25,000,000. As of the date hereof, we have not issued any shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock.

Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

TRANSFER  AGENT

The transfer agent for our common stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, NJ 07716.

FINANCIAL AND OTHER INFORMATION

Financial Statements

See APPENDIX B

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-looking Statements

The following discussion should be read in conjunction with our consolidated financial statements and related notes included in our financial statements included herein as APPENDIX B. Our independent auditors have expressed in their audit opinion dated February 12, 2004 that there is substantial doubt that we can continue as a going concern unless we raise additional capital and successfully bring our products to the retail market.

This filing contains forward-looking statements. The words "anticipated," "believe," "expect, "plan," "intend," "seek," "estimate," "project," "will," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management's current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our retail gift card platform and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. These forward-looking statements speak only as of the date hereof. Subject at all times to relevant federal and state securities law


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


disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. Consequently, all of the forward-looking statements made in this offering are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

OVERVIEW

Our principal business activity is to provide prepaid experiences to individuals by offering gift tickets that are redeemable at golf courses, ski resorts, spas, movie theaters and other venues nationwide. Unlike traditional gift cards that are limited to a specified dollar purchase at one store or retail chain, our branded tickets permit users to enjoy a specific one-time experience (such as golf, skiing or going to a spa or a movie) at numerous locations or venues applicable to that experience. For example, by paying a uniform price for a Universal Golf Ticket(TM) ($56.00 for a corporate sale or a proposed $49.99 for a retail sale), the gift giver enables the gift recipient to enjoy a round of golf at any one of 2,400 participating golf courses, regardless of the variation in prices charged by an individual golf course. In addition to our current golf, ski resort, spa and movie prepaid tickets, we intend to capitalize on our enabling magnetic tape payment technology platform by offering an array of prepaid gift tickets redeemable for specific lifestyle experiences at a number of designated venues. We have recently introduced our gift tickets to retail consumers through national mass merchandise retail chains. We conduct our business primarily through our wholly-owned subsidiary Corporate Sports Incentives, Inc., a New Hampshire corporation.

For approximately 18 years, Corporate Sports functioned as a provider of prepaid plastic gift tickets solely to large corporations. Commencing in 2003 we expanded our management team and have taken steps to significantly expand the scope of our business to commence selling our gift tickets directly to retail consumers through major mass-market national retail chains. Under our new management structure we are doing business as Utix Group, Inc.

We currently offer and intend to offer our products through two distinct distribution systems; direct corporate sales and consumer sales conducted at mass merchandise retail venues. In both distribution systems, recipients are given the opportunity to enjoy, on one occasion only, such activities as 18 holes of golf at one of over 2,400 participating golf courses or a one-day ski lift ticket at one of over 200 mountains. We also offer a gift ticket that provides a one-hour massage at one of over 1,100 spas, as well as a movie ticket redeemable at over 6,700 theaters. Since we pay the golf courses, ski resorts or other venues their full published list prices on the day that each gift ticket is used, there are no blackout dates or restricted access to the chosen facility associated with any gift tickets, and users are treated as full paying guests at all locations.

CORPORATE BACKGROUND

We were incorporated in Delaware in 1988 under the name "Deterministics, Inc." In 1989, we changed our name to "Bright Star - World Entertainment, Inc." and in 1994 we changed our name to "Cyto Skin Care Corporation," which was then changed in the same year to "Chantal Skin Care Corporation." In November 2003, we entered into a share exchange agreement with the security holders of Corporate Sports Incentives, Inc., and again changed our name to "Utix Group, Inc." As a result of the exchange, Corporate Sports became our wholly owned subsidiary. The former security holders of Corporate Sports received an aggregate of 71.6% of the ownership interest in Utix Group, Inc. on a fully-diluted basis. Prior to the exchange, Chantal Skin Care Corporation was an inactive company having no assets, liabilities, operations or transactions since 1999. Utix Group, Inc. is quoted on the over-the-counter market pink sheets under the symbol "UTXG".

Corporate Sports was founded in 1986 as a premium gift, incentive and consumer reward company and has successfully marketed a proprietary line of plastic gift tickets to Fortune 1,000 companies. Prior to its recent expansion into the retail gift ticket market, Corporate Sports' two founding stockholders operated a relatively small ($1.5 million to $2.0 million in average annual revenues) and profitable (10% to 18% average earnings,


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


before executive salaries, fees and bonuses) entrepreneurial business and enjoyed long-standing customer retention with its corporate clients and venues.

On November 13, 2003, the security holders of Corporate Sports Incentives, Inc. consummated the transactions contemplated by a SHARE EXCHANGE AGREEMENT (the
"Share Exchange Agreement"), dated as of October 31, 2003, between Utix Group, Inc. (then known as Chantal Skin Care Corporation) ("UTIX"), Corporate Sports, Joel Pensley, as the principal shareholder of Utix, and the stockholders of Corporate Sports. The parties to the Share Exchange Agreement relied on the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, which requires that there be no public offering and that the entity issuing the securities be the issuer. Mr. Pensley was the former president of Utix and, at the time of the exchange, was the owner of 4,395,000 shares or 82.1% of the outstanding capital stock of Utix. As a result of the exchange, Corporate Sports became our wholly owned subsidiary. The former security holders of Corporate Sports received an aggregate of 13,500,000 shares of common stock and derivative securities exercisable or convertible into shares of common stock of Utix, which constituted 71.6% of the ownership interest in Utix on a fully-diluted basis, in exchange for an aggregate of 139.33 shares of common stock and derivative securities exercisable or convertible into shares of common stock of Corporate Sports.

Under the terms of the Share Exchange Agreement:

            o the 111.5 then outstanding shares of common stock of Corporate Sports were exchanged for an aggregate of 10,792,600 shares of Utix common stock, and the 27.82673 additional shares of Corporate Sports common stock reserved for issuance upon conversion of convertible notes or exercise of outstanding Corporate Sports warrants and options (collectively, "SHARE EQUIVALENTS") were exchanged for an aggregate of 2,707,401 Share Equivalents of Utix;

            o the board of directors of Corporate Sports became the board of directors of Utix;

            o Robert M. Rubin (the settlor of the Rubin Family Irrevocable Stock Trust) committed to provide not less than $300,000 of financing of 7% Utix bridge notes;

            o Joel Pensley transferred to the Rubin Family Irrevocable Stock Trust (the "RUBIN TRUST") and Nexgen Holdings Corp. ("NEXGEN"), of which Guy Cohen is the President and sole shareholder, in equal amounts, a total of 3,750,000 shares of Utix common stock, or 85.3% of the shares then owned by Mr. Pensley. The Rubin Trust and Nexgen subsequently transferred 100,000 of such shares, in equal amounts, to affiliates of Capital Access Group, LLC. As of the date hereof, the Rubin Trust beneficially owns approximately 5.8% of the outstanding common stock of Utix. In March 2004, Nexgen sold all of its equity in Utix to Mr. Pensley, and in May 2004, Utix agreed to repurchase 1,500,000 of the 2,470,000 shares then owned by Mr. Pensley for $1,500 and to issue to Mr. Pensley a five year warrant to purchase 750,000 shares of common stock at an exercise price of $0.15 per share;

         o        Utix adopted the 2003 Stock Option Plan;

         o The Rubin Trust and the former stockholders of Corporate Sports agreed not to sell any of their Utix shares for a minimum of one year; and

The Rubin Trust agreed to vote its shares of Utix common stock in such manner as our board of directors shall determine in appointing nominees to the board of directors.

RESULTS OF OPERATIONS


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

All of our business activities are conducted through our subsidiary Corporate Sports Incentives, Inc., as reflected in our consolidated financial information.

NINE MONTHS  ENDED JUNE 30, 2004  COMPARED  WITH THE NINE MONTHS  ENDED JUNE 30,
2003

Our loss for the nine months ended June 30, 2004 was $(2,803,556). This compares to a loss of $(733,752) for the nine months ended June 30, 2003, an increase of ($2,069,804), or 282%. The increase in the loss and the losses incurred in the nine months ended June 30, 2004 essentially reflect expenditures related to building infrastructure, product development and the share exchange with the security holders of Corporate Sports. We expect losses due to the development of our retail product to continue in fiscal 2004 until we significantly penetrate the retail market and begin to recognize revenues, which we do not anticipate recognizing until the latter part of fiscal 2005 and 2006 due to the delayed revenue recognition of our retail products.

Net revenues for the nine months ended June 30, 2004 were $1,545,571 from gift ticket sales. This compares to $1,697,766 in revenues for the nine months ended June 30, 2003, which represents a decrease of $152,195, or 9%. The decrease is due to the fact that we are not recognizing "breakage" up-front on retail orders shipped and a small increase in expired ticket reserve levels. Given delays in the start of our magnetic strip program, which commenced in the month of June, we do not expect to begin to realize growth in our corporate business revenues until 2005. Accordingly, we expect our annual corporate revenues for 2004 to be about $2.3 million. We anticipate that the June 2004 launch of the magnetic strip program and new product offerings which we launched toward the end of 2004 will enable significant growth in both the corporate and retail business in 2005.

Gross profit for the nine months ended June 30, 2004 was $466,831, or 30% of revenues, for the nine months ended June 30, 2004 as compared to $631,992, or 37% of revenues, for the nine months ended June 30, 2003. The decrease in gross profit was attributable to one-time costs associated with test sales of the retail product and the fact that we are not recognizing "breakage" up-front on test sales of retail orders shipped.

Total operating expenses for the nine months ended June 30, 2004 were $3,080,695 as compared to $1,363,810 for the nine months ended June 30, 2003. The total increase in operating expenses was $1,716,885 and the most significant differences when comparing the nine months ended June 30, 2004 with the nine months ended June 30, 2003 were due to the share exchange with the security holders of Corporate Sports, additional staffing, consulting, professional fees in conjunction with the share exchange, marketing development, IT infrastructure upgrades and transaction costs related to bringing our products to the consumer market. We anticipate the operating expenses to continue to increase in fiscal 2004 due to marketing expenditures, increased selling activity, and additional staff to support the growth of our corporate business and the development and launch of our retail product.

YEAR ENDED SEPTEMBER 30, 2003 COMPARED WITH THE YEAR ENDED SEPTEMBER 30, 2002

Our loss for the year ended September 30, 2003 was $(1,095,907). This compares to a loss of $(403,490) for the year ended September 30, 2002, an increase in loss of ($692,417), or 172%. The increase in the loss and the losses incurred in fiscal 2003 and 2002 essentially reflect expenditures related to building infrastructure and other efforts to bring our products to the consumer market. We expect losses due to the development of our retail product to continue in fiscal 2004 until we significantly penetrate the retail market and begin to recognize revenues, which we do not anticipate recognizing until the latter part of fiscal 2005 and 2006 due to the delayed revenue recognition of our retail products.

Net revenues for the year ended September 30, 2003 were $2,311,786 from gift ticket sales. This compares to $2,278,148 in revenues for the year ended September 30, 2002. Given delays in the start of our magnetic strip program, which commenced in the month of June, we do not expect to begin to realize growth in our corporate business revenues until 2005. Accordingly, we expect our annual corporate revenues for 2004 to be about $2.3 million. We anticipate that the June 2004 launch of the magnetic strip program and new product offerings which will


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


begin to be launched toward the end of 2004 will enable significant growth in both the corporate and retail business in 2005.

We cannot assure you that we will achieve all or any meaningful portion of our projected revenue growth. The likelihood of our realizing our business plan will not be measurable until the end of fiscal 2005 when we will be able to quantify the extent of "sell throughs", or retail sales, on our prepaid gift tickets being marketed at retail chains. In addition, because we have little experience with our prepaid gift tickets marketed to retail chains, we cannot assure you that our projected profit margins on this aspect of our business will be achieved or even approached. If we do not achieve significant profitable business from our prepaid gift tickets being marketed at retail chains, our business goals and anticipated revenues and earnings will be adversely affected.

Total operating expenses for the year ended September 30, 2003 were $1,860,987 as compared to $1,195,879 for the year ended September 30, 2002. The total increase in operating expenses was $665,108 and the most significant differences when comparing the year ended September 30, 2003 with the year ended September 30, 2002 were due to additional staffing, consulting, marketing development, and transaction costs related to bringing our products to the consumer market. We anticipate a continued increase in operating expenses in fiscal 2004 and fiscal 2005 attributable to marketing expenditures, increased selling activity, and additional support and administration staff to support the growth of our corporate business and the development and launch of our retail product.

LIQUIDITY AND CAPITAL RESOURCES

Since our inception, our capital resources have been limited. We have had to rely upon the sale of debt securities for cash required for product purchase purposes, for expansion of our business into the retail market, and to fund our day-to-day operating needs. If we do not generate substantial revenues in the near future we will have to rely upon sales of debt and equity securities to raise capital. Our ability to meet our existing orders and effect timely delivery of tickets to the retail chains that have entered into placement agreements with us will depend directly upon our ability to raise a minimum of approximately $6.0 million to $11.0 million of debt or equity financing over the next six to twelve months. We project that we will need to raise $2.0 million in fiscal 2004 and $2.5 million in fiscal 2005 to fund operations, complete projects and fund future cash requirements related to the expansion of our business. Furthermore, we will incur substantially all of the expenses related to the production and marketing of our retail gift tickets before we realize cash from such transactions. The delay on cash realized may be as much as one year from the point of sale because our current arrangement with our credit card processor, DISCOVER, requires consumer payments to be maintained in escrow pending use or redemption of our cards at the venue of use and payment by DISCOVER to the venue.

Although we are actively seeking to relieve our cash flow deficit through either debt or equity type financing, if it is not available or obtainable, our business may fail. We may have to abandon our efforts to penetrate the retail market, lay off approximately two-thirds of our staff and continue just our corporate business. We cannot assure you that financing, whether debt or equity, will always be available to us in an amount required at any particular time or for any particular period or, if available, that it can be obtained on terms satisfactory to us.

Between March 2003 and November 2003, we and our subsidiary Corporate Sports borrowed an aggregate of $1,295,000 from its executive officers, directors, principal stockholders and other third parties. In connection with such borrowings, we issued to the lenders our 7% notes due November 13, 2004 and warrants entitling such persons to purchase an aggregate of 825,000 shares of our common stock at an exercise price of $0.001 per share, and 9% convertible notes due 2006 and warrants entitling such persons to purchase an aggregate of 909,869 shares of our common stock at an exercise price of $0.52 per share. The 7% notes contain provisions regarding mandatory prepayment if an equity financing of at least $1.5 million is completed, and both the 7% notes and the 9% notes require the prior written consent of at least a majority of the lenders before we can (1) make loans, except loans or advances made in the ordinary course of business, and (2) issue, incur or assume any indebtedness, nor become liable, whether as an endorser, guarantor, surety or otherwise, for any debt or obligation of any other person. Pursuant to an agreement in June 2004, the holders of $760,000 principal amount of these 7% and 9% notes agreed to convert their notes and accrued interest into an aggregate of 2,142,857 shares of our common stock at a conversion price of $0.35 per share upon effectiveness of our registration statement, the effective date of which was September 8, 2004 . As consideration for such conversion, we agreed to reduce the exercise price of the warrants to purchase an aggregate of 1,342,857 shares of our common stock from an exercise price of $0.52 per share to $.35 per share. Furthermore, pursuant to an agreement in June 2004, four of the holders of the notes issued in November 2003 aggregating $300,000 agreed to extend the maturity date of the notes to October 1, 2005 in exchange for us allowing them, at any time prior to October 1, 2005, to convert the notes at $.35 per share, subject to weighted average anti-dilution protection in the event that we issue shares of our common stock or notes or other securities convertible or exercisable for common stock at a conversion or exercise price below $0.35 per share, and for our agreement to register the shares issuable upon such conversion in our registration statement, the effective date of which was September 8, 2004. In addition, if the average trading price of our common stock, as traded on the OTC-Bulletin Board or any other securities exchange, shall be equal to or greater than $0.70 per share for the 30 consecutive trading days immediately prior to the maturity date, on the maturity date, we can pay the notes either in cash or in shares of our common stock at $0.35 per share; provided that noteholders will receive at least 100% of the principal and interest on resale of the shares. In August 2004, these four note holders agreed to rescind the agreement ab initio. The Company is in negotiations to extend these $300,000 loans. Of the remaining $235,000 in loans, $85,000 plus accrued interest have been converted to common stock at $0.35 per share, $100,000 has been extended to January 1, 2005, and $50,000 has been paid.

As part of our fund raising efforts, in February 2004 we borrowed an additional $350,000 from three persons, including certain principal stockholders. Such loans are also evidenced by our 7% notes due and payable on November 30, 2004. The notes have a provision regarding mandatory prepayment if we receive net proceeds in excess of $3,000,000 from any debt or equity financing completed prior to November 30, 2004, and requires the prior written consent of at least a majority of the lenders before we can (1) make loans, except loans or advances made in the ordinary course of business, and (2) issue, incur or assume any indebtedness, nor become liable, whether as an endorser, guarantor, surety or otherwise, for any debt or obligation of any other person. We also issued to the lenders five year warrants entitling them to purchase 350,000 shares of our common stock at an exercise price of $0.10 per share. We have the right to repurchase such warrants for $.01 each on 30 days prior written notice (subject to the holders right to exercise) if all of the following conditions are met:

            o Our common stock trades on the NASD Over-The-Counter Bulletin Board or another national securities exchange;

            o The average closing price of our common stock, as traded on such exchange for the 30 consecutive days prior to our submission of a notice of redemption, shall equal or exceed $0.30 per share; and

            o The shares of common stock issuable upon exercise of such warrants have been registered for resale under the Securities Act of 1933, as amended, or otherwise exempt from such registration requirements.

Pursuant to an agreement in June 2004, two of the noteholders aggregating $250,000 agreed to extend the maturity date of the notes to October 1, 2005 in exchange for us allowing them, at any time prior to October 1, 2005, to convert the notes at $.35 per share, subject to weighted average anti-dilution protection in the event that we issue shares of our common stock or notes or other securities convertible or exercisable for common stock at a conversion or exercise price below $0.35 per share, and for our agreement to register the shares issuable upon such conversion in our registration statement,the effective date of which was September 8, 2004. In addition, if the average trading price of our common stock, as traded on the OTC-Bulletin Board or any other securities exchange, shall be equal to or greater than $0.70 per share for the 30 consecutive trading days immediately prior to the maturity date, on the maturity date, we can pay the notes either in cash or in shares of our common stock at $0.35 per share; provided that noteholders will receive at least 100% of the principal and interest on resale of the shares.

In August 2004, these two note holders agreed to rescind the agreement ab initio. The Company is in negotiations to extend the $250,000 loans. The remaining $100,000 in loans have been repaid.

Furthermore, in April and May 2004 we issued secured subordinated notes for an aggregate amount of $460,000 to six persons, including certain officers, directors and other affiliates, that are due December 31, 2004. The notes bear interest at the rate of 10% per annum, payable semi-annually commencing on August 31, 2004. The notes are subject to mandatory prepayment if, prior to such maturity date, we complete an equity financing of at least $3.5 million; upon such prepayment, we shall pay a prepayment premium of 5% of the loan amount. The notes are secured by a second priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, including those acquired after the date of the notes but excluding selective receivable financing on bundled retail products. Prior to the issuance of the 15% notes described below, the note holders agreed to fully subordinate his or her right to payment under his or her 10% note and any security interest or lien securing such note to the payment in full of the principal and interest accrued on the 15% notes; provided, however, that for so long as no event of default under the 15% notes shall occur and be continuing, the note holders shall be entitled to receive regularly scheduled payments of principal and interest under the 10% notes. The notes have a provision that requires the prior written consent of at least a majority of the lenders before we can (1) make loans, except loans or advances made in the ordinary course of business, and (2) issue, incur or assume any indebtedness, nor become liable, whether as an endorser, guarantor, surety or otherwise, for any debt or obligation of any other person. Pursuant to an agreement in June 2004, the holders of $440,000 aggregate principal amount of these 10% notes agreed to convert their notes plus accrued interest into an aggregate of 1,285,714 shares of Utix common stock at a conversion price of $0.35 per share upon effectiveness of our registration statement, the effective date of which was September 8, 2004. Subsequently, the remaining $20,000 of notes plus accrued interest was converted into common stock at $0.35 per share.

In May 2004, we issued secured 15% notes for an aggregate of $1,535,000 to eleven persons, some of whom are current shareholders of the Company. The notes are due in May 2005 and bear interest at the rate of 15% per annum, payable quarterly. The notes are subject to mandatory prepayment prior to such maturity date out of 50% of the net proceeds, if any, in excess of $2.5 million that we may derive from any one or more equity financings. If we prepay the notes after November 28, 2004, we are also obligated to pay as a premium one year's interest on the then outstanding balance of the notes, less any interest previously paid. The notes are secured by a priority security interest in all of our assets and the assets of our wholly owned subsidiary Corporate Sports, which is senior to an aggregate of $1,405,000 of our notes that we issued between March 2003 and April 2004. We also issued to the lenders five year warrants entitling them to purchase 4,384,286 shares of our common stock at an exercise price of $0.35 per share. Commencing one year from the effective date of a registration statement covering the shares issuable upon exercise of the warrants, we have the right to repurchase such warrants for $.01 each on 60 days prior written notice (subject to the holders' right to exercise) if all of the following conditions are met:

            o Our common stock trades on the NASD over-the-counter bulletin board or another national securities exchange;

            o The average closing price of our common stock, as traded on such exchange for the 30 consecutive days prior to our submission of a notice of redemption, shall equal or exceed 200% of the exercise price of the warrants;

            o The shares of common stock issuable upon exercise of such warrants have been registered for resale under the Securities Act of 1933, as amended, or otherwise exempt from such registration requirements; and

            o The average of the dollar value of our shares of common stock that trade on any securities exchange for the 60 trading days prior to the date we elect to redeem the warrants shall equal or exceed $75,000.

In connection with the sale of the 15% notes, we paid a $114,200 finders fee to Great Court Capital, LLC and issued warrants to purchase 500,000 of our shares at an exercise price of $0.25 per share to an unaffiliated third party in consideration for introducing us to Great Court Capital, LLC.

In May 2004, we entered into a financial advisory agreement with Strategic Development Partners, LLC, an affiliate of Great Court. Under the terms of the advisory agreement, Strategic Development Partners agreed to assist us in connection with our marketing efforts and in introducing us to investment bankers and/or broker/dealers who may assist us in the sale of our securities in the United States and Europe. We agreed to issue to Strategic Development Partners, for $1,143, a total of 1,142,857 shares of our common stock and paid Strategic Development Partners $75,000. We had the right to cancel the agreement at any time after July 28, 2004 on 30 days notice. In July 2004 we notified Strategic Development Partners of our intention to cancel the financial advisory agreement. On August 9, 2004, we renegotiated a new arrangement with Strategic Development Partners, as evidenced by an amended and restated financial advisory agreement. Under the terms of the new arrangement:

            o we are free to seek debt and/or equity financing in the United States or elsewhere, either directly or through any investment banking firm or broker dealer of our choosing, and the financial advisory services to be provided by Strategic Development Partners are limited only to a proposed offering of our equity or equity type securities on the Alternative Investment Market (AIM) of the London Stock Exchange, which offering we do not intend to proceed with, if at all, until 2005;

            o if we complete an offering of our securities on the AIM through Strategic Development Partners at any time on or before June 30, 2005, in addition to a cash finders fee equal to $100,000 plus 5% of the gross proceeds received and warrants to purchase 5% of the securities we may sell at an exercise price of 110% of the per share offering price, we will issue to Strategic Development Partners, for $1,125, an aggregate of 1,125,000 shares of our common stock in lieu of the 1,142,857 shares of common stock in the original financial advisory agreement, which were never issued. In addition, if we receive proceeds of $2.5 million or more from the AIM financing, Strategic Development Partners would be entitled to receive warrants to purchase up to an additional 1,000,000 of our shares at an exercise price equal to $0.35 per share, and we will engage Strategic Development Partners as a financial consultant for a period of two years following completion of the AIM financing and pay $15,000 per month under such consulting agreement.

We have no obligation to either proceed with or complete the proposed AIM financing; however, if our board of directors determines, in the exercise of its sole discretion, not to seek an AIM financing, or we do not otherwise complete such AIM financing by June 30, 2005, we would be obligated to pay Strategic Development Partners as a "breakup" fee, 1,125,000 shares of our common stock for $1,125. We are in negotiations to modify this agreement.

Subsequently, $285,000 of these notes plus accrued interest has been converted into common stock at $0.35 per share. The company is in discussions to extend and renegotiate the terms of the remaining $1,250,000 of notes and accrued interest.

In August of 2004, the Company issued $430,000 of notes with interest at 15% to four individuals, with a sixty (60) day maturity date. The holders of $80,000 of these notes plus accrued interest have agreed to convert into common stock at $0.35 per share. The holders of $125,000 of these notes plus accrued interest have agreed in principle to convert into common stock at $0.35 per share. The Company is in negotiations to extend the remaining $225,000 notes.

The Company filed its SB-2 Registration Statement with an effective date of September 8, 2004. On September 27, 2004, Gravitas, the underwriting agent, closed on $2,986,000 of financing. On December 7, 2004, Gravitas closed on an additional $990,225 of financing. On December 8, 2004, Gravitas closed on an additional $1,069,200 The registration statement closed on December 8, 2004.

As of June 30, 2004 we had cash, cash equivalents and certificates of deposits of $1,604,181 as compared to $404,900 as of June 30, 2003. Working capital deficiency at June 30, 2004 was $(3,186,667) as compared to a working capital deficiency of $(1,419,795) at June 30, 2003. The working capital deficiency was primarily attributable to the legal, accounting and other costs associated with the share exchange with the security holders of Corporate Sports and interim financing, the building of infrastructure consisting of database systems upgrades, computer hardware and IT integration, inventory build-up and the development of the retail package. In the nine months ended June 30, 2004, we received $50,000 from the issuance of convertible loans and $2,944,500 from bridge loans for a total of $2,994,500. We primarily used the funds as follows: staffing cost, marketing development, and transaction costs to bring products to the consumer market. Accounts payable and accrued liabilities increased
$929,767. Cash inflows exceeded cash outflows during the period and increased cash on hand by $1,458,705 during the nine months ended June 30, 2004, leaving a cash balance at June 30, 2004 of $1,604,181.

We intend to raise an additional $6,000,000 to $11,000,000 of equity to repay our remaining bridge loans and meet our ongoing working capital requirements in 2005, including the financing of the production of an adequate inventory of tickets and related inventory for our retail programs. We do not have any commitments for material expenditures over either the near or long term.

CASH FLOW FROM SALES AND RECOGNITION OF REVENUES.

We customarily sell our gift tickets to corporate or business clients on terms that require full payment, either in advance or within thirty days of purchase. We recognize a portion of the transaction revenues at the time of sale, and the balance, together with the cost of the gift ticket, at the time the ticket is used or redeemed by the user at the golf course, ski resort or other venue. The portion of the selling price of our corporate gift tickets that we recognize as revenue at the time of sale is based upon the historical percentage of our ten month corporate gift tickets that expire unused by recipients (known in our business as "breakage").

With respect to our new retail tickets, once sold to a consumer, our current arrangements require that the full value of the sale be deposited in an escrow account controlled by DISCOVER until DISCOVER either makes payment to the golf course or other venue, upon redemption or use of the card, or when the card expires unused. Consequently, we will not realize any cash from a sale until the ticket is redeemed or is subject to breakage, which could be as much as one year from the date of sale of the card at retail.

We recognize both revenues and costs of sales at the time of redemption. We recognize revenues on unredeemed retail tickets when the consumers' ability to use the ticket expires (usually after one year).

As a result of our recognition policy, although sales of our retail gift tickets may be robust, we will not be able to recognize revenues and profits from such sales until the tickets are used or expire, which may be as much as one year from the date of the actual retail sale. Accordingly, as we attempt to develop our retail distribution model, a key measure of our potential success and profitability in the early years of our development will be the number of Giftix retail tickets sold at the cash register of the retailer.

OPTIONS AND WARRANTS

As of the date hereof, we had outstanding options, warrants and notes exercisable for or convertible into, as the case may be, 15,406,993 shares of our common stock, of which 8,360,493 are exercisable or convertible. The exercise price of the exercisable warrants and options and the conversion price of the convertible notes range from $0.10 to $0.50 per share. If all of the options and warrants are exercised prior to their expiration and the convertible notes are converted prior to their maturity date, we will receive aggregate proceeds of $5,634,118.

DIVIDENDS

We have not shown positive earnings in the past two fiscal years, and have not paid any dividends. In all likelihood, we will use our earnings, if any, to develop our business and do not intend to declare dividends for the foreseeable future. Any decision to pay dividends on our common stock in the future will be made by our board of directors on the basis of earnings, financial requirements and other such conditions that may exist at that time.

GOING CONCERN

We have suffered recurring losses from operations, have a net working capital deficiency and a net stockholders' deficit, all of which raise substantial doubt about our ability to continue as a going concern. We continue to undertake a number of initiatives to address these issues. We have raised equity capital of $3,976,225; we have converted notes of $1,670,000 plus accrued interest into common stock at $0.35 per share (and have reached agreement in principle to convert an additional $125,000 in notes and accrued interest to common stock at $0.35 per share); we have paid off notes of $150,000 plus accrued interest; we have extended the maturity date on $100,000 in loans plus accrued interest; and we are in active negotiations to extend the maturity date on $1,775,000 in loans and accrued interest. We are also in the process of expanding our product sales into the retail distribution channel. In addition to our current golf, ski resort, spa and movie prepaid tickets, we intend to capitalize on our enabling magnetic tape payment technology platform by offering an array of prepaid gift tickets redeemable for specific lifestyle experiences at a number of designated venues.

Based upon these factors, among others, our independent auditors have expressed the opinion that there is substantial doubt that we can continue as a going concern unless we raise additional capital, extend the maturity date of our remaining debt and bring our products to the retail market.

OFF BALANCE SHEET ARRANGEMENTS

None.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS:

Contractual obligations as of June 30, 2004 are as follows:



                             PAYMENTS DUE BY PERIOD

Contractual Obligations     Total           Less than 1 year                After            More than
                                                                   1-3 years    3-5 years     5 years
Building leases             $   60,456      $   48,365             $  12,091                   $0  $0
Capital lease obligations   $   47,928      $   16,908             $  31,020                   $0  $0
Debt                        $3,639,500      $3,169,500             $470,000                    $0  $0
Total                       $3,747,884      $3,234,773             $513,111                    $0  $0


Recent accounting pronouncements:
In May 2003, the Financial Accounting Standard Board (FASB) issued SFAS No. 150, ACCOUNTING FOR CERTAIN INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY, which established standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company's adoption of the initial recognition and initial measurement provisions of SFAS No. 150, effective June 1, 2003, did not have a material impact on the Company's results of operations or financial position.

In April 2003, the FASB issued SFAS No. 149, DERIVATIVES AND HEDGING, an Amendment of SFAS No. 133. This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. The changes in this Statement improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarified under what circumstances a contract with an initial net investment meets the characteristic of a derivative of SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of an "underlying" to conform it to language used in FASB Interpretation (FIN) No. 45, GUARANTOR'S

ACCOUNTING  AND  DISCLOSURE  REQUIREMENT  FOR  GUARANTEES,   INCLUDING  INDIRECT
GUARANTEES OF INDEBTEDNESS OF OTHERS, and amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. This Statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company adopted SFAS No. 149 effective July 1, 2003, which did not have a material impact on the Company's results of operations or financial position.

In January 2003, the Emerging Issues Task Force (EITF), published EITF Issue No. 00-21, REVENUE ARRANGEMENTS WITH MULTIPLE DELIVERABLES, which requires companies to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting. In applying EITF No. 00-21, revenue arrangements with multiple deliverables should be divided into separate units of accounting if the deliverables in the arrangement meet certain criteria. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values. This issue is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF No. 00-21 did not have a material impact on the Company's results of operations or financial position.

In November 2002, the FASB issued Interpretation (FIN) No. 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS. Along with new disclosure requirements, FIN 45 requires guarantors to recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. This differs from the current practice to record a liability only when a loss is probable and reasonably estimable. The recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material effect on the Company's results of operations or financial position.

In January 2003, the FASB issued Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, which addressed accounting for special-purpose and variable interest entities. This interpretation was effective for financial statements issued after December 31, 2002. In September 2003, the FASB issued a Staff Position to allow a deferment of the effective date to the end of the first interim or annual period ending after December 15, 2003 if certain conditions were met. In December 2003, the FASB issued Interpretation No. 46R, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, which addresses accounting for special-purpose and variable interest entities and which superseded Interpretation 46. The effective date of this interpretation is the end of the first reporting period that ends after March 15, 2004, unless the entity is considered to be a special-purpose entity in which case, the effective date is the end of the first reporting period that ends after December 15, 2003. Companies that have adopted Interpretation No. 46 prior to the effective date of Interpretation No. 46R will either continue to apply Interpretation No. 46 until the effective date of Interpretation No. 46R or apply the provisions of Interpretation No. 46R at an earlier date. The Company's adoption of Interpretation No. 46 and No. 46R did not have a material impact on the Company's consolidated financial position or results of operations.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate our estimates and assumptions based upon historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent actual results differ from those estimates, our future results of operations may be affected. We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

The Commission recently issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the Commission defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, our most critical accounting policy is revenue recognition.

We defer revenue for the estimated number of tickets that will ultimately be redeemed and recognizes the amount deferred as revenue upon redemption. We analyze our historical redemption rates for ticket sales as a basis for the estimate of the tickets that will not be redeemed. For corporate sales, revenue for estimated non-redemptions is generally recognized when the tickets are sold. If the actual numbers of tickets redeemed is significantly different than originally estimated an adjustment to revenue recorded in a particular period may be required.

For new products and new distribution channels (with which we have limited actual experience) non-redemptions are recognized upon ticket expiration.

APPRAISAL RIGHTS

Pursuant to the DGCL, the holders of the Common Stock are not entitled to dissenters' rights in connection with the amendment to the Company's Amended and Restated Certificate of Incorporation. Furthermore, the Company does not intend to independently provide those stockholders with any such rights.

INTERESTS  OF  CERTAIN   PERSONS  IN  THE  AMENDMENT  TO  OUR   CERTIFICATE   OF
INCORPORATION

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to the Company's Amended and Restated Certificate of Incorporation which is not shared by all other holders of the Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership information as of the Record Date with respect to (i) each current director or executive officer of the Company, (ii) all directors and executive officers of the Company as a group and (iii) each person known to the Company to be a beneficial owner of more than 5% of its outstanding voting securities. Each share of Common Stock is entitled to one vote. Unless otherwise noted, the address of each of the individuals listed below is c/o UTIX Group, Inc., 170 Cambridge Street, Burlington, MA, 01803.


--------------------------------------------- ----------------------------------- ----------------------------------
NAME AND ADDRESS                              NUMBER OF SHARES OWNED (1)          PERCENTAGE OF SHARES OWNED
--------------------------------------------- ----------------------------------- ----------------------------------
Jonathan Adams (2)                            5,710,882                           15.9%
--------------------------------------------- ----------------------------------- ----------------------------------
Anne Concannon (3)                            2,323,071                           6.9%
--------------------------------------------- ----------------------------------- ----------------------------------
Roth Financial Group, Inc.  (4)               2,211,919                           6%
--------------------------------------------- ----------------------------------- ----------------------------------
Anthony Roth (4)                              2,211,919                           6%
--------------------------------------------- ----------------------------------- ----------------------------------
Gerald Roth (5)                               1,568,850                           4.3%
--------------------------------------------- ----------------------------------- ----------------------------------
Charles Lieppe (6)                            349,954                             *
--------------------------------------------- ----------------------------------- ----------------------------------
Steven Apesos (7)                             591,708                             1.6%
--------------------------------------------- ----------------------------------- ----------------------------------
Peter Flatow (8)                              83,333                              *
--------------------------------------------- ----------------------------------- ----------------------------------
Robert Powers (9)                             33,333                              *
--------------------------------------------- ----------------------------------- ----------------------------------
Gary Palmer (10)                              33,333                              *
--------------------------------------------- ----------------------------------- ----------------------------------
John Burns (11)                               20,000                              *
--------------------------------------------- ----------------------------------- ----------------------------------
Joel Pensley                                  2,470,000                           6.9%
211 Schoolhouse Road
Norfolk, CT 06058 (12)
--------------------------------------------- ----------------------------------- ----------------------------------
Rubin Family Irrevocable Stock Trust          2,087,500                           5.8%
25 Highland Boulevard
Dix Hills, NY 11746 (13)
--------------------------------------------- ----------------------------------- ----------------------------------
All directors and                             12,926,383                          34.2%
executive officers (10 persons)
--------------------------------------------- ----------------------------------- ----------------------------------



* Less than one percent

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by him.

(2) Does not include 250,000 additional shares that may be purchased for $0.35 per share upon the exercise of stock options that vest over four (4) years.

(3) Includes 33,333 vested options but does not include 66,667 of additional shares that may be purchased for $0.35 per share upon the exercise of non-qualified stock options that vest over three (3) years.

(4) These shares are registered in the name of Roth Financial Group, Inc. Roth Financial Group, Inc. is wholly owned by Anthony G. Roth and his wife. Mr. Roth controls the voting and investment power over the shares held by Roth Financial Group, Inc. Includes (i) 1,451,919 shares of common stock issued pursuant to the Share Exchange, (ii) 10,000 shares of common stock issued pursuant to the exercise of warrants granted in conjunction with a loan and (iii) 500,000 shares of common stock issuable upon conversion, at $.35 per share, of $175,000 of notes. See "Management's Discussion and Analysis or Plan of Operation - - Corporate Background." Includes 250,000 vested options but does not include 750,000 additional shares that may be purchased, for $0.50 per share, or 785,000 additional shares that may be purchased for $0.35 per share by Mr. Roth upon exercise of qualified stock options vesting over a period of four years.

(5) Includes (i) 1,209,933 shares of common stock issued pursuant to the Share Exchange, (ii) 75,000 shares of common stock issued pursuant to the exercise of warrants granted in connection with a loan, (iii) warrants to purchase 36,298 shares at $0.207 per share at any time on or before November 13, 2008 granted in connection with a loan and (iv) 214,286 shares of common stock issuable upon conversion, at $.35 per share, of $75,000 of notes. See "Management's Discussion and Analysis or Plan of Operation - Corporate Background." Includes 33,333 vested options but does not include non-qualified stock options to purchase 66,667 shares at $0.40 per share, or 100,000 shares at $0.35 per share that vest over three years.

(6) Includes (i) 100,000 shares of common stock issued pursuant to the exercise of warrants granted in conjunction with a loan, (ii) 145,192 shares issuable upon exercise of warrants exercisable at $0.207 per share and (iii) 71,429 shares of common stock issuable upon conversion, at $.35 per share, of $25,000 of notes. Includes 33,333 vested options but does not include 66,667 additional shares that may be purchased for $0.40 per share or 1,000,000 additional shares that may be purchased for $0.35 per share upon exercise of stock options that vest over a period of three years.

(7) Includes (i) shares issuable upon exercise of warrants to purchase 24,199 shares at $0.207 per share granted in connection with a loan, (ii) shares issuable upon exercise of warrants to purchase 96,795 shares at $0.517 per share granted in connection with a loan, (iii) 60,000 shares of common stock issued pursuant to the exercise of warrants granted in conjunction with loans, and (iv) 385,714 shares of common stock issuable upon conversion, at $.35 per share, of $135,000 of notes. Includes 25,000 vested options but does not include 75,000 shares issuable upon exercise of incentive stock options exercisable at $0.50 per share, or 145,000 shares issued upon exercise of incentive stock options exercisable at $0.35 per share and vesting over four years.

(8) Includes 50,000 shares of common stock issued pursuant to the exercise of warrants granted in conjunction with a loan. Includes 33,333 vested options but does not include non-qualified stock options to purchase 66,667 shares at an exercise price of $0.40 per share, or non-qualified stock options to purchase 100,000 shares at an exercise price of $0.35 per share vesting over three years.

(9) Includes 33,333 vested options but does not include non-qualified stock options to purchase 66,667 shares at an exercise price of $0.40 per share, or non-qualified stock options to purchase 100,000 shares at an exercise price of $0.35 per share and vesting over three years.

(10) Includes 33,333 vested options but does not include non-qualified stock options to purchase 66,667 shares at an exercise price of $0.40 per share or to purchase 100,000 shares at an exercise price of $0.35 per share and vesting over three years.

(11) Includes 20,000 shares of our common stock issuable upon exercise of currently vested options.

(12) Mr. Pensley resigned as President of Utix effective as of November 13, 2003. He purchased 1,825,000 shares from Nexgen Holdings Corp., a former stockholder in March 2004.

(13) Includes (i) 1,825,000 shares of common stock acquired for $0.001 per share in connection with the Share Exchange and in consideration for providing and arranging for $300,000 of debt financing for Corporate Sports, (ii) 112,500 shares of common stock issued pursuant to the exercise of warrants granted in conjunction with a loan made in November 2003 and (iii) an additional 150,000 shares of common stock issuable upon exercise of additional warrants issued in February 2004 in connection with an additional debt financing. See "Management's Discussion and Analysis or Plan of Operation - - Corporate Background." Margery
C. Rubin, as trustee, holds voting and investment power over the securities held by the Rubin Trust.

                             SOLICITATION OF PROXIES

The Company is making the making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's common stock.

                              STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next annual meeting of stockholders of the Company will be held. Any proposal by a stockholder intended to be presented at the Company's next annual meeting of stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to stockholders in order to be included in the Company's information or proxy statement relating to that meeting.

By Order of the Board of Directors,

/s/ Anthony Roth
Anthony Roth
CEO, President and Director

January 3, 2005

                                                                      APPENDIX A

                           CERTIFICATE OF AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                UTIX GROUP, INC.

                                    * * * * *

      UTIX Group, Inc. (the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), DOES HEREBY CERTIFY:

      FIRST:That the Board of Directors of UTIX Group, Inc. has unanimously approved and its Stockholders, through a Written Consent in Lieu of a Meeting of the Majority Stockholders of December 7, 2004, have ratified a resolution duly amending the Amended and Restated Certificate of Incorporation of said corporation, as follows:

RESOLVED, that Article Fourth the Corporation's Amended and Restated Certificate of Incorporation be amended to read as follows:

"FOURTH: The aggregate number of shares of capital stock which the Corporation is authorized to issue is 125,000,000, divided as follows,

         A. 100,000,000 shares of Common Stock, $0.001 par value per share.

         B. 25,000,000 shares of Preferred Stock, $0.1101 par value per share, which may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restrictions thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued without further approval of the shareholders."

      SECOND: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the GCL.

      THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.


         IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed this Certificate and affirmed the statements made herein are true under penalties of perjury this __ day of January, 2005.



                                              __________________________________
                                              Anthony G. Roth, CEO and President

                                                                      APPENDIX B

                             UTIX GROUP, INC. (FORMERLY KNOWN AS
                       CORPORATE SPORTS INCENTIVES, INC.)

                        CONSOLIDATED FINANCIAL STATEMENTS
                        ---------------------------------
              Nine Months Ended June 30, 2004 and 2003 (unaudited)
                  and Years Ended September 30, 2003 and 2002

================================================================================

                                    CONTENTS

                                                                            PAGE
                                                                            ----
Independent Auditor's Report .............................................    1

Financial Statements:

Consolidated Balance Sheets ..............................................  2-3

Consolidated Statements of Operations ....................................    4

Consolidated Statements of Stockholders' Deficit and Comprehensive
Income (Loss) ............................................................    5

Consolidated Statements of Cash Flows ....................................    6

Notes to Consolidated Financial Statements ............................... 7-26

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Utix Group, Inc. (formerly known as
Corporate Sports Incentives, Inc.)
Burlington, Massachusetts

We have audited the accompanying consolidated balance sheets of Utix Group, Inc. (formerly known as Corporate Sports Incentives, Inc.) (the Company) (a New
Hampshire corporation) as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit and comprehensive income (loss), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a net working capital deficiency and a net stockholders' deficit, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note
2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ VITALE, CATURANO & COMPANY, P.C.
------------------------------------
VITALE, CATURANO & COMPANY, P.C.

February 12, 2004
Boston, Massachusetts

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Consolidated Balance Sheets
September 30, 2002 and 2003 and June 30, 2004
--------------------------------------------------------------------------------

                                                       September 30,      September 30,        June 30,
                                                           2002               2003               2004
                                                     -------------------------------------------------------
ASSETS                                                                                        (Unaudited)
Current assets:
Cash and cash equivalents                              $     75,162     $    145,476        $   1,604,181
Certificates of deposit                                     327,439               --                   --
Accounts receivable, net                                     62,900          138,475              115,032
Inventory                                                    22,640           12,480              392,609
Marketable securities - available for sale                   76,218               --                    -
Prepaid expenses                                             76,762               --              235,386
                                                     -----------------------------------------------------
Total current assets                                        641,121          296,431            2,347,208
                                                     -----------------------------------------------------

Property and equipment:

Equipment                                                   130,008          164,903              413,353
Furniture and fixtures                                       24,447           39,447               43,173
                                                     -----------------------------------------------------
                                                            154,455          204,350              456,526
Less - accumulated depreciation                              84,381          113,191              146,161
                                                     -----------------------------------------------------
Property and equipment, net                                  70,074           91,159              310,365
                                                     -----------------------------------------------------

Other assets                                                 30,550           15,550               18,288
                                                     -----------------------------------------------------




Other assets                                           $    741,645     $    403,140        $   2,675,861
                                                     =====================================================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Consolidated Balance Sheets
September 30, 2002 and 2003 and June 30, 2004
--------------------------------------------------------------------------------


                                                                           September 30,   September 30,     June 30,
                                                                               2002            2003            2004
                                                                          ---------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT                                                                       (Unaudited)
Current liabilities:
  Current maturities of notes payable                                     $        --      $        --       $2,446,420
  Current maturities of notes payable to related parties                           --          225,000          361,524
  Current maturities of capital lease obligations                                  --            8,267           16,908
  Accounts payable                                                            114,008          211,155          844,749
  Accrued expenses                                                            108,516          103,686          399,859
  Customer deposits                                                           344,507          372,087          730,695
  Deferred revenue                                                            819,987          732,123        1,252,734
                                                                          ---------------------------------------------
       Total current liabilities                                            1,387,018        1,652,318        6,052,889
                                                                          ---------------------------------------------

Long-term liabilities:
  Notes payable - less current maturities                                          --          345,000          395,000
  Notes payable to related parties - less current maturities                       --           75,000           75,000
  Capital lease obligations - less current maturities                              --           16,028           31,020
                                                                          ---------------------------------------------
       Total long-term liabilities                                                 --          436,028          501,020
                                                                          ---------------------------------------------

Commitments and contingencies

Stockholders' deficit:
  Preferred stock, $.001 par value, 10,000,000 shares authorized;
    no shares issued and outstanding                                               --               --               --
  Common stock, $0.001 par value, 50,000,000 shares authorized;
    10,792,600 and 9,098,693 shares issued and outstanding at
    September 30, 2003 and 2002, respectively; 17,468,391 shares
    issued and outstanding at June 30, 2004, respectively                       9,099           10,792           17,468
  Additional paid in capital                                                  (37,740)          18,914          622,952
  Accumulated deficit                                                        (619,005)      (1,714,912)      (4,518,468)
  Accumulated other comprehensive income                                        2,373               --               --
                                                                          ---------------------------------------------
       Total stockholders' deficit                                           (645,273)      (1,685,206)      (3,878,048)
                                                                          ---------------------------------------------

    Total liabilities and stockholders' deficit                              $741,745         $403,140       $2,675,861
                                                                          =============================================




   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Consolidated Statements of Operations
Years Ended September 30, 2002 and 2003 and the Nine Months Ended June 30, 2004 and 2003

================================================================================

                                                                   For the years                   For the nine
                                                                ended September 30,             months ended June 30,
                                                                  2002          2003           2003              2004
                                                             ------------------------------------------------------------
                                                                                            (Unaudited)       (Unaudited)
Net revenues                                                $ 2,278,148    $  2,311,786    $  1,697,766     $  1,545,571

Cost of revenue                                               1,484,185       1,494,445       1,065,774        1,078,740
                                                            ------------------------------------------------------------

    Gross profit                                                793,963         817,341         631,992          466,831

  Selling and administrative expenses                         1,195,879       1,860,987       1,363,810        3,080,695
                                                            ------------------------------------------------------------

    Loss from operations                                       (401,916)     (1,043,646)       (731,818)      (2,613,864)
                                                            ------------------------------------------------------------

Other income (expense):
  Investment income, net                                         10,932           8,319           8,075               --
  Gain (loss) on sale of marketable securities                  (11,038)          1,202             118               --
  Interest expense                                                   --         (61,782)        (10,127)        (189,692)
  Loss on disposal of property and equipment                     (1,468)             --              --               --
                                                            ------------------------------------------------------------
                                                                 (1,574)        (52,261)         (1,934)        (189,692)
                                                            ------------------------------------------------------------

    Loss before provision (benefit) for income taxes           (403,490)     (1,095,907)       (733,752)      (2,803,556)
                                                            ------------------------------------------------------------

Provision (benefit) for income taxes                                 --              --              --               --
                                                            ------------------------------------------------------------

    Net loss                                                $  (403,490)   $ (1,095,907)   $   (733,752)    $ (2,803,556)
                                                            ============================================================

Net loss per share:
  Basic and diluted                                         $     (0.04)   $      (0.11)   $      (0.07)    $      (0.17)
                                                            ============================================================

Weighted average number of shares outstanding:
  Basic and diluted                                           9,098,693      10,369,123      10,227,965       16,134,925
                                                            ============================================================



   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)
Consolidated Statements of Stockholders' Deficit and Comprehensive Income (Loss) Years Ended September 30, 2002 and 2003 and the Nine Months Ended June 30, 2004

------------------------------------------------------------------------------------------------------------------------------------


                                                                        Preferred Stock          Common Stock        Additional
                                                     Comprehensive    -------------------------------------------      Paid in
                                                     Income (Loss)      Shares   Amount       Shares       Amount      Capital
                                                     ------------------------------------------------------------------------------
Balance, September 30, 2001                                               --      $ --      9,098,693     $ 9,099     $ (37,740)

Net loss                                             $   (403,490)

Unrealized gain on securities                              14,527
                                                     ------------------------------------------------------------------------------

Comprehensive income (loss)                          $   (388,963)
                                                     =============

Balance, September 30, 2002                                               --        --      9,098,693       9,099       (37,740)

Net loss                                             $ (1,095,907)                                              --

Issuance of stock exchanged for services                        --                          1,693,907       1,693        56,654

Reclassification adjustment                                (2,373)                                              --
                                                     ------------------------------------------------------------------------------

Comprehensive income (loss)                          $ (1,098,280)
                                                     =============

Balance, September 30, 2003                                               --      $ --     10,792,600    $ 10,792      $ 18,914

Net Loss                                             $ (2,803,556)                  --              --          --            --

November 13, 2003 Share Exchange (See Note 1)                   --                  --      5,350,791       5,351        (5,351)

Exercise of warrants                                            --                  --      1,325,000       1,325             --

Issuance of warrants exchanged for services                     --                  --              --          --      161,910

Issuance of common stock warrants                               --                  --              --          --      447,479
                                                     ------------------------------------------------------------------------------

Comprehensive income (loss)                          $ (2,803,556)
                                                     =============

Balance, June 30, 2004 (unaudited)                                        --      $ --     17,468,391    $ 17,468     $ 622,952
                                                                     ==============================================================


                                                                        Accumulated
                                                                           Other            Total
                                                     Accumulated       Comprehensive     Stockholders'
                                                       Deficit         Income (Loss)        Deficit
                                                     -------------------------------------------------
Balance, September 30, 2001                          $  (215,515)         $ (12,154)     $   (256,310)

Net loss                                                (403,490)                 --         (403,490)

Unrealized gain on securities                                  --            14,527            14,527
                                                     -------------------------------------------------

Comprehensive income (loss)


Balance, September 30, 2002                             (619,005)             2,373          (645,273)

Net loss                                             $(1,095,907)                 --       (1,095,907)

Issuance of stock exchanged for services                       --                 --           58,347

Reclassification adjustment                                    --            (2,373)           (2,373)
                                                     -------------------------------------------------

Comprehensive income (loss)


Balance, September 30, 2003                          $(1,714,912)         $       --     $ (1,685,206)

Net Loss                                              (2,803,556)                 --     $ (2,803,556)

November 13, 2003 Share Exchange (See Note 1)                  --                 --     $         --

Exercise of warrants                                           --                 --     $      1,325

Issuance of warrants exchanged for services                    --                 --     $    161,910

Issuance of common stock warrants                              --                 --     $    447,479
                                                     -------------------------------------------------

Comprehensive income (loss)


Balance, June 30, 2004 (unaudited)                   $(4,518,468)         $       --     $ (3,878,048)
                                                     =================================================

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)
Consolidated Statements of Cash Flows
Years Ended September 30, 2002 and 2003 and the Nine Months Ended June 30, 2003 and 2004

====================================================================================================================================
                                                                                  For the years              For the nine months
                                                                               ended September 30,              ended June 30,
                                                                               2002           2003           2003           2004
                                                                           -----------    -----------    -----------    -----------
                                                                                                         (Unaudited)    (Unaudited)
Cash flows from operating activities:
  Net loss                                                                 $  (403,490)   $(1,095,907)   $  (733,752)   $(2,803,556)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                                             22,264         28,810         20,704         32,970
      Bad debt expense                                                              --             --             --          5,000
      Loss (gain) on sale of marketable securities                              11,038         (1,202)          (118)            --
      Loss on disposal of property and equipment                                 1,468             --             --             --
      Interest expense on original issue discount                                   --             --             --         85,924
      Stock compensation                                                            --         58,347         58,347        101,947
      Changes in assets and liabilities:
        (Increase) decrease in:
          Accounts receivable                                                    2,723        (75,575)       (94,775)        18,443
          Inventory                                                             (6,148)        10,160        (13,844)      (380,129)
          Prepaid expenses                                                     (76,762)        76,762         75,977       (175,423)
          Other current assets                                                 133,757             --         15,000         (2,064)
        Increase (decrease) in:
          Accounts payable                                                     104,824         97,147            (53)       633,594
          Accrued expenses                                                      86,460         (4,830)       (18,614)       296,173
          Deferred revenue                                                      13,477        (87,864)       366,502        520,611
          Customer deposits                                                    (24,246)        27,580         82,417        358,608
                                                                           -----------    -----------    -----------    -----------
            Net cash used in operating activities                             (134,635)      (966,572)      (242,209)    (1,307,902)
                                                                           -----------    -----------    -----------    -----------

Cash flows from investing activities:
  Proceeds from redemption (purchases) of certificates of deposit             (226,304)       327,439        327,439             --
  Purchases of property and equipment                                          (18,948)        (8,895)       (23,895)      (222,981)
  Proceeds from sale of marketable securities                                       --         75,047         73,964             --
                                                                           -----------    -----------    -----------    -----------
            Net cash provided by (used in) investing activities               (245,252)       393,591        377,508       (222,981)
                                                                           -----------    -----------    -----------    -----------

Cash flows from financing activities:
  Proceeds from notes payable                                                       --        345,000             --      2,764,500
  Proceeds from related party notes payable                                         --        300,000        195,000        230,000
  Proceeds from warrant exercise                                                    --             --             --          1,325
  Loan to related party                                                             --             --             --           (675)
  Payments on capital lease obligation                                              --         (1,705)          (561)        (5,562)
                                                                           -----------    -----------    -----------    -----------
            Net cash provided by financing activities                               --        643,295        194,439      2,989,588
                                                                           -----------    -----------    -----------    -----------

Net increase (decrease) in cash and cash equivalents                          (379,887)        70,314        329,738      1,458,705

Cash and cash equivalents, beginning of period                                 455,049         75,162         75,162        145,476
                                                                           -----------    -----------    -----------    -----------

Cash and cash equivalents, end of period                                   $    75,162    $   145,476    $   404,900    $ 1,604,181
                                                                           ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                                   $        --    $     1,352    $        --    $    16,595
                                                                           ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Equipment acquired by capital lease obligation                           $        --    $    26,000    $    26,000    $    29,195
                                                                           ===========    ===========    ===========    ===========

  Property and equipment sold in exchange for loan receivable              $        --    $    15,000    $        --    $        --
                                                                           ===========    ===========    ===========    ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                                          PAGE 7
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)


Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

1.       SHARE EXCHANGE TRANSACTION

         On  November  13,  2003,  the  security  holders  of  Corporate  Sports
         Incentives, Inc. (Corporate Sports) consummated the transactions contemplated by a share exchange agreement (the Share Exchange Agreement), dated as of October 31, 2003, between Utix Group, Inc. (then known as Chantal Skin Care Corporation) (Utix), Corporate Sports, the principal shareholder of Utix, and the stockholders of Corporate Sports. As a result of the exchange, Corporate Sports became a wholly owned subsidiary of Utix and the former security holders of Corporate Sports received an aggregate of 71.6% of the ownership interest in Utix on a fully-diluted basis. The 111.5 then outstanding shares of common stock of Corporate Sports were exchanged for an aggregate of 10,792,600 shares of Utix common stock, and the 27.8 additional shares of Corporate Sports common stock reserved for issuance upon conversion of convertible notes or exercise of outstanding Corporate Sports warrants (collectively, Share Equivalents) were exchanged for an aggregate of 2,707,401 Share Equivalents of Utix.

         Although Utix was the legal acquirer in the transaction, Corporate Sports becomes the registrant with the Securities and Exchange Commission, as under generally accepted accounting principles, the transaction will be accounted for as a reverse acquisition, whereby Corporate Sports is considered the "acquirer" of Utix for financial reporting purposes since Corporate Sports' shareholders control more than 50% of the post-transaction combined entity, the management is that of Corporate Sports after the transaction, Utix had no operations, assets or liabilities as of the transaction date and the continuing operations of the entity are those of Corporate Sports.

         Accordingly, the Company has presented in the accompanying financial statements, through the date of completion of the acquisition, prior historical financial information of Corporate Sports. It has also retroactively restated Corporate Sports historical stockholders' equity to reflect the equivalent numbers of shares of common stock received in the acquisition. All share and per share information included in the
         accompanying   financial  statements  and  notes  give  effect  to  the
         exchange.

2.       NATURE OF THE BUSINESS AND GOING CONCERN

         Utix Group, Inc. (through its subsidiary Corporate Sports Incentives, Inc. (The Company)) primarily provides prepaid experiences to consumers by offering gift tickets that are redeemable at golf courses, ski resorts, spas and other venues nationwide.


         The Company's products are offered through two distinct distribution channels including (1) sales of prepaid magnetic strip and manual plastic gift tickets to corporations and other business users (corporate) and (2) sales of prepaid magnetic strip gift tickets to retail consumers that purchase products at mass merchandise retail chains (retail).

                                                                          PAGE 8
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)


Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------


2. NATURE OF THE BUSINESS AND GOING CONCERN...continued

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the Company has suffered recurring losses from operations and has a net working capital deficiency and a net stockholders' deficit, that raise substantial doubt about its ability to continue as a going concern.


         Management has undertaken a number of initiatives to address the financial and operational matters noted above. The Company has raised $2,994,500 in aggregate proceeds in the form of notes payable (bridge notes) since September 30, 2003. The Company has commenced discussions to raise equity capital with the intention of repaying the bridge loans and meeting the Company's ongoing working capital requirements throughout 2004. The Company is in the process of expanding its product sales into the retail distribution channel and intends to capitalize on its enabling magnetic tape payment technology platform by offering an array of prepaid gift tickets redeemable for specific lifestyle experiences at a number of designated venues.


         There can be no assurance that the Company will be successful in negotiating with existing or potential investors and creditors or in obtaining the capital necessary to continue ongoing operations. There can be no assurance that the Company will realize adequate revenue streams from its above-described new business initiatives. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         INTERIM FINANCIAL INFORMATION

         The financial information as of June 30, 2004 and 2003 and for the nine months then ended is unaudited and includes all adjustments consisting only of normal recurring accruals, that management considers necessary for a fair presentation of its financial position, operating results and cash flows. Results for the nine months ended June 30, 2004 are not necessarily indicative of results to be expected for the full fiscal year ended September 30, 2004 or for any future periods.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                          PAGE 9
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)


Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

         REVENUE RECOGNITION

         The Company defers revenue for the estimated number of tickets that will ultimately be redeemed and recognizes the amount deferred as revenue (in addition to the associated cost) upon redemption. The Company analyzes its historical redemption rates for ticket sales as a basis for the estimate of the tickets that will not be redeemed. For corporate sales, revenue for estimated non-redemptions is generally recognized when the tickets are sold. If the actual number of tickets redeemed is significantly different than originally estimated, an adjustment to revenue in a particular period may be required.

         For new products and new distribution channels (primarily retail with which the Company has limited actual experience) non-redemptions are recognized as revenue upon ticket expiration which is generally one year from date of sale.

         In order to bring the magnetic strip prepaid ticket to the corporate and retail market, the Company has entered into strategic relationships with WildCard Systems, Inc. and DISCOVER/Novus. WildCard Systems provides product coding, digital functionality, processing and other services. These services include ticket manufacturing, customer service, interactive voice recognition, live agent requirements and data tracking. WildCard is reimbursed for the ticket manufacturing as well as per ticket processing fees ranging from $0.50 to $1.50 depending on the services provided. They also receive 10% of all breakage profits which equates to approximately 3% of revenue. DISCOVER/Novus provides a flexible payment rail at the merchant level. They are paid a license fee of $.135 per ticket and a redemption charge of $0.055 per redeemed ticket. There has been no such activity in the periods ended September 30, 2003 and 2002 and minimal activity in the period ended June 30, 2004.

         CONCENTRATIONS OF CREDIT RISK

         Financial instruments that subject the Company to credit risk concentrations consist of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are held at financial institutions which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash. The Company's trade receivables result from ticket sales and reflect a broad customer base. The Company routinely assesses the financial strength of its customers and has not experienced significant losses related to accounts receivable of individual customers or groups of customers in any particular industry or geographic area. As a consequence, concentrations of credit risk are limited.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         Financial instruments held or used by the Company consist of cash and cash equivalents, certificates of deposit, marketable securities, accounts receivable, accounts payable, and notes payable. Management believes that their carrying value approximates fair value for all financial instruments at June 30, 2004, September 30, 2003 and September 30, 2002.

                                                                         PAGE 10
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)


Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity date of 90 days or less to be cash equivalents. Cash and cash equivalents are deposited in various area banks and brokerage money market accounts.

         The Company had cash of $25,005 (unaudited), $24,991 and $2,151 at a brokerage money market account at June 30, 2004, September 30, 2003 and 2002, respectively, which was insured by the Securities Investor Protection Corporation (SIPC).

         ACCOUNTS RECEIVABLE

         Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for that portion of accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation of outstanding accounts receivable at the end of the year. Bad debts are written off against the allowance when identified. The allowance for doubtful accounts at June 30, 2004 was $5,000 (unaudited) and no allowance for doubtful accounts has been provided for September 30, 2003 and 2002.

         INVENTORY

         Inventory consists of non-activated tickets, directories, holograms, booklets, golf balls and accessories valued at lower of cost or market.

         MARKETABLE SECURITIES

         The Company accounts for its marketable securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. All investment securities impacted by the guidelines of this provision must be classified as either trading, available-for-sale or held-to-maturity securities. Both trading and available-for-sale securities must be reflected in the accompanying balance sheets at their aggregate fair values, while held-to-maturity securities are recorded at amortized cost.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost and depreciated over the estimated useful lives of the assets using the straight-line method. The estimated useful lives range from four to seven years. Equipment under capital lease is amortized over the lesser of the asset life or the lease term.

                                                                         PAGE 11
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)


Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

         PROPERTY AND EQUIPMENT...continueD

         The Company evaluates long-lived assets such as property and equipment under Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS (SFAS 144). This statement requires that long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. SFAS 144 requires (a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale.

         COMPREHENSIVE INCOME (LOSS)

         Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income (loss) consists of unrealized holding gains on securities and adjustments for realized gains for the years ended September 30, 2003 and 2002.

         INCOME TAXES

         The Company accounts for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statements and income tax basis of assets and liabilities, and net operating loss carryforwards, using the enacted tax rates. Deferred income tax expense or benefit is based on changes in the asset or liability from period to period.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         EARNINGS (LOSS) PER SHARE

         Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the year plus the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.

                                                                         PAGE 12
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

         STOCK-BASED COMPENSATION
         ------------------------

         As allowed by SFAS No. 123, Accounting for Stock-Based Compensation, the Company has elected to account for stock-based compensation under the intrinsic value method with disclosure of the effects of fair value accounting on net income and earnings per share on a pro forma basis. The Company's stock-based compensation plan is described more fully in
         Note 14. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations. In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION -TRANSITION AND DISCLOSURE (SFAS 148). This statement amends FASB Statement No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

         No stock-based employee compensation cost related to stock options is reflected in net loss, as all options granted in the nine months ending June 30, 2004 had an exercise price equal to, or in excess of, the market value of the underlying common stock on the date of grant. There were no stock option grants in the two years ending September 30, 2003.

         Options granted have been valued using the Black-Scholes option pricing model prescribed by SFAS No. 123. The weighted average assumptions used for the nine months ended June 30, 2004 are as follows:

                  Risk-free interest rates                  3.18% - 3.25%
                  Expected lives                                  5 years
                  Expected volatility                              0%-50%
                  Dividend yield                                       0%
                  Weighted-average fair value of grants             $0.20

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost been recorded in accordance with SFAS 123, there would have been no change in the Company's net loss.

         During the initial phase-in period, the effects of applying SFAS 123 pro forma disclosures may not be representative of the effects on reported pro forma net loss in future years because the options granted by the Company vest over several years, and additional awards may be made in future years.

                                                                         PAGE 13
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

         STOCK-BASED COMPENSATION...continued

         The Board of Directors approved 4,000,000 as the amount of options that may be granted by the Company under the Plan. Under the Plan, the option exercise price is at least equal to the stock's fair market price on the date of grant, and the options are restricted, generally vesting ratably over periods ranging from 36 to 48 months. During the nine months ended June 30, 2004, 2,702,000 options (unaudited) were granted with exercise prices ranging from $.0.40 to $0.50, none of which were issued in the three months ended June 30, 2004. No options had been issued as of September 30, 2003.

         ADVERTISING

         The Company expenses advertising costs as incurred. Advertising expense was $98,923 and $90,191 for the nine months ended June 30, 2004 and 2003, respectively (unaudited) and $193,015 and $68,758 for the years ended September 30, 2003 and 2002, respectively.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In May 2003, the Financial Accounting Standard Board (FASB) issued SFAS No. 150, ACCOUNTING FOR CERTAIN INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY, which established standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company's adoption of the initial recognition and initial measurement provisions of SFAS No. 150, effective June 1, 2003, did not have a material impact on the Company's results of operations or financial position.

         In April 2003, the FASB issued SFAS No. 149, DERIVATIVES AND HEDGING, an Amendment of SFAS No. 133. This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. The changes in this Statement improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarified under what circumstances a contract with an initial net investment meets the characteristic of a derivative of SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of an "underlying" to conform it to language used in FASB Interpretation
         (FIN) No. 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENT FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS, and amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. This Statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company adopted SFAS No. 149 effective July 1, 2003, which did not have a material impact on the Company's results of operations or financial position.

                                                                         PAGE 14
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

         RECENT ACCOUNTING PRONOUNCEMENTS...CONTINUED

         In January 2003, the Emerging Issues Task Force (EITF), published EITF Issue No. 00-21, REVENUE ARRANGEMENTS WITH MULTIPLE DELIVERABLES, which requires companies to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting. In applying EITF No. 00-21, revenue arrangements with multiple deliverables should be divided into separate units of accounting if the deliverables in the arrangement meet certain criteria. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values. This issue is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF No. 00-21 did not have a material impact on the Company's results of operations or financial position.

         In November 2002, the FASB issued Interpretation (FIN) No. 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS. Along with new disclosure requirements, FIN 45 requires guarantors to recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. This differs from the current practice to record a liability only when a loss is probable and reasonably estimable. The recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material effect on the Company's results of operations or financial position.

         In January 2003, the FASB issued Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, which addressed accounting for special-purpose and variable interest entities. This interpretation was effective for financial statements issued after December 31, 2002. In September 2003, the FASB issued a Staff Position to allow a deferment of the effective date to the end of the first interim or annual period ending after December 15, 2003 if certain conditions were met. In December 2003, the FASB issued Interpretation No. 46R, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, which addresses accounting for special-purpose and variable interest entities and which superseded Interpretation 46. The effective date of this interpretation is the end of the first reporting period that ends after March 15, 2004, unless the entity is considered to be a special-purpose entity in which case, the effective date is the end of the first reporting period that ends after December 15, 2003. Companies that have adopted Interpretation No. 46 prior to the effective date of Interpretation No. 46R will either continue to apply Interpretation No. 46 until the effective date of Interpretation No. 46R or apply the provisions of Interpretation No. 46R at an earlier date. The Company's adoption of Interpretation No. 46 and No. 46R did not have a material impact on the Company's consolidated financial position or results of operations.

         RECLASSIFICATION

         Certain prior period amounts have been reclassified to conform to the current year presentation.

                                                                         PAGE 15
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

4.       CERTIFICATE OF DEPOSIT

         The Company had two certificates of deposit that matured in October 2002 and January 2003 and earned interest at rates of 3.84% and 3.93%. The value of the certificates at June 30, 2004, September 30, 2003 and 2002 was $0 (unaudited), $0 and $101,624, respectively.

         The Company also had three certificates of deposit held by a brokerage firm. The value of the certificates at June 30, 2004, September 30, 2003 and 2002 was $0 (unaudited), $0 and $225,815, respectively. Interest was earned at rates of 2.3% to 3.55%.

 5.      MARKETABLE SECURITIES-AVAILABLE-FOR-SALE

         Cost and fair value of marketable securities available for sale at June 30, 2004, September 30, 2003 and 2002 are as follows:

                                                                                     Gross           Gross
                                                                    Amortized      Unrealized      Unrealized       Fair
                                                                      Cost            Gains          Losses         Value
                                                                  ------------     ------------   ------------   ------------
         JUNE 30, 2004 (UNAUDITED)
         ------------------------

         Available-for-sale Municipal Bond Mutual Fund            $         --     $              $         --   $         --
                                                                  ============     ============   ============   ============

         SEPTEMBER 30, 2003
         ------------------

         Available-for-sale Municipal Bond Mutual Fund            $        --      $              $         --  $          --
                                                                  ============     ============   ============   ============

         SEPTEMBER 30, 2002
         ------------------

         Available-for-sale Municipal Bond Mutual Fund            $    73,845      $      2,373   $         --   $     76,218
                                                                  ============     ============   ============   ============

         The change in net unrealized holding gain on securities available for sale in the amount of $14,527 has been charged to stockholders' equity for the year ended September 30, 2002.

                                                                         PAGE 16
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------


6.       PROPERTY AND EQUIPMENT

         Property and equipment at June 30, 2004 and September 30, 2003 and 2002 consisted of the following:

                                                 June 30,                 September 30,
                                                     2004             2003              2002
                                               --------------     ------------------------------
                                               (unaudited)
         Computer equipment and software       $    413,353       $    164,903      $    130,008
         Furniture and fixtures                      43,173             39,447            24,447
                                               ------------       ------------      ------------
                                                    456,526            204,350           154,455
         Less - accumulated depreciation            146,161            113,191            84,381
                                               ------------       ------------      ------------

         Property and equipment, net           $    310,365       $     91,159      $     70,074
                                               ============       ============      ============

         Depreciation expense for the nine months ended June 30, 2004 and 2003 was $32,970 and $23,045, respectively (unaudited). Depreciation expense for the years ended September 30, 2003 and 2002 was $28,810 and $22,264, respectively.

7.       RELATED PARTY TRANSACTIONS

         The Company paid management fees for administrative services to a related corporation. Total management fees expensed for the nine months ended June 30, 2004 and 2003 were $20,000 and $6,359, respectively (unaudited). Total management fees expensed for the years ended September 30, 2003 and 2002 were $6,359 and $15,898, respectively.

         The Company had loan receivables included in other assets of $15,000 as of September 30, 2002 from two of its officers, which was fully settled during fiscal 2003.

8.       NOTES PAYABLE TO RELATED PARTIES

         Notes payable to related parties including certain officers, members of the Board of Directors and an employee of the Company consisted of the following at June 30, 2004, September 30, 2003 and 2002:

                                                                  June 30,              September 30,
                                                                    2004             2003           2002
                                                               --------------    -------------  ------------
                                                                (unaudited)
         Notes payable (7% Notes), face value of $70,000
         and unamortized  discount of $3,917 at June 30,
         2004.   Interest   payable   quarterly  at  7%,
         outstanding  principal and accrued interest due
         at maturity,  through October 31, 2004,  unless
         accelerated  by an equity raise  exceeding $1.5
         million, as defined.                                     $  66,083        $      --     $      --

                                                                         PAGE 17
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------


8. NOTES PAYABLE TO RELATED PARTIES...continued

                                                                  June 30,              September 30,
                                                                    2004             2003           2002
                                                               --------------    -------------  -------------
                                                                (unaudited)
         Notes  payable  (7%  Convertible  Notes),  face
         value of $225,000 and  unamortized  discount of
         $14,559  at June  30,  2004.  Interest  payable
         quarterly  at  7%,  outstanding  principal  and
         accrued  interest  due  at  maturity,   through
         October  31,  2004,  unless  accelerated  by an
         equity  raise   exceeding   $1.5  million,   as
         defined.  The notes are  convertible  to 96,855
         shares of common stock,  at the holders request
         between  July  15,  2004  and  July  15,  2006.            210,441               --            --

         Notes  payable  (9%  Convertible  Notes),  face
         value    of    $75,000.     Interest    payable
         semi-annually at 9%, outstanding  principal and
         accrued  interest  due July 15, 2006  (maturity
         date),  collateralized  by all of the assets of
         the Company.  Each $50,000  portion of notes is
         convertible   into  116,154  shares  of  common
         stock, at the holders request between  December
         31, 2004 and July 15, 2006.                                 75,000           75,000            --

         Notes  payable  (10%  Notes),   face  value  of
         $85,000. Interest payable semi-annually at 10%,
         outstanding  principal and accrued interest due
         at maturity,  through  December 31, 2004 unless
         accelerated  by an equity raise  exceeding $3.5
         million,  as defined.  The notes are secured by
         the assets of the Company.                                  85,000          225,000            --
                                                                  ---------        ---------     ---------

                                                                    436,524          300,000            --
         Less - current maturities                                  361,524          225,000            --
                                                                  ---------        ---------     ---------
         Notes payable to related parties - less current
           maturities                                             $  75,000        $  75,000     $      --
                                                                  =========        =========     =========

                                                                         PAGE 18
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

9.       NOTES PAYABLE

         Notes payable at June 30, 2004, September 30, 2003 and 2002 consisted of the following:


                                                                  June 30,              September 30,
                                                                    2004             2003           2002
                                                               --------------    -------------  -------------
                                                                (unaudited)
         Notes   payable  (7%  Notes),   face  value  of
         $530,000 and unamortized discount of $32,075 at
         June 30, 2004.  Interest  payable  quarterly at
         7%, outstanding  principal and accrued interest
         due at  maturity,  through  October  31,  2004,
         unless accelerated by an equity raise exceeding
         $1.5 million, as defined.                                $ 497,925        $      --     $      --

         Notes  payable  (9%  Convertible  Notes),  face
         value of  $395,000 at June 30,  2004.  Interest
         payable   semi-annually   at  9%,   outstanding
         principal  and  accrued  interest  due July 15,
         2006 (maturity date),  collateralized by all of
         the assets of the Company. Each $50,000 portion
         of notes is convertible  into 116,154 shares of
         common  stock   outstanding,   at  the  holders
         request between  December 31, 2004 and July 15,
         2006.                                                      395,000          345,000            --

         Notes  payable  (10%  Notes),   face  value  of
         $375,000.  Interest  payable  semi-annually  at
         10%, outstanding principal and accrued interest
         due at  maturity,  through  December  31, 2004,
         unless accelerated by an equity raise exceeding
         $3.5 million, as defined. The notes are secured
         by the assets of the Company.                              375,000               --            --

         Notes  payable  ($350K  Notes),  face  value of
         $350,000 and unamortized discount of $20,326 at
         June 30, 2004.  Interest payable  semi-annually
         at  7%,   outstanding   principal  and  accrued
         interest is due at maturity,  November 30, 2004
         unless accelerated by an equity raise exceeding
         $3.0 million, as defined.                                  329,674               --            --

                                                                         PAGE 19
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

9.       NOTES PAYABLE...continued

                                                                  June 30,              September 30,
                                                                    2004             2003           2002
                                                               --------------    -------------  -------------
                                                                (unaudited)
         Notes  payable  (15%  Notes),   face  value  of
         $1,534,500 and unamortized discount of $290,679
         at June 30, 2004. Interest payable quarterly at
         15%, outstanding principal and accrued interest
         due at maturity,  through May 31, 2005,  unless
         accelerated  by an equity raise  exceeding $2.5
         million,  as defined.  The notes are secured by
         all assets of the Company.                               1,243,821               --            --

                                                                  2,841,420          345,000            --
         Less - current maturities                                1,927,406               --            --
                                                                  ---------        ---------     ---------

         Notes payable - less current maturities                  $ 914,014        $ 345,000     $      --
                                                                  =========        =========     =========

         Aggregate principal maturities of notes payable and notes payable to related parties due as of September 30, 2003, for years ending September 30, are as follows:

                                                                    Notes      Notes Payable to
                                                                   Payable      Related Parties     Total
                                                                  ---------    -----------------  --------
                  2004                                                   --          225,000       225,000
                  2005                                                   --               --            --
                  2006                                              345,000           75,000       420,000
                                                                  ---------        ---------     ---------
                                                                  $ 345,000        $ 300,000     $ 645,000
                                                                  =========        =========     =========

         Aggregate principal maturities of notes payable and notes payable to related parties due as of June 30, 2004 for years ending September 30, are as follows:


                                                                    Notes        Notes Payable to
                                                                   Payable        Related Parties     Total
                                                                  ---------      -----------------  --------
                                                                  (unaudited)       (unaudited)     (unaudited)
                  2004                                                    --                --             --
                  2005                                             2,446,420           361,524      2,807,944
                  2006                                               395,000            75,000        470,000
                                                                  ----------       -----------     ----------
                                                                  $2,841,420       $   436,524     $3,277,944
                                                                  ==========       ===========     ==========

         In June 2004, the Company and note holders of $10,000 of 7% notes to related parties, $155,000 of 7% notes to unrelated parties, $65,000 of 10% notes to related parties and $375,000 of 10% notes to unrelated parties agreed to add a conversion feature to the notes, contingent upon an effective registration statement. The notes are convertible into 1,728,572 shares of the Company's common stock at the holders request. The Company will record a charge for the difference between the fair value of the securities issuable upon the revised conversion terms and the fair value of the securities issuable upon the original terms, if and when such conversion occurs.

                                                                         PAGE 20
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

9.       NOTES PAYABLE...continued

         The holders of $125,000 of 7% convertible notes to related parties have agreed to convert at $.35 per share, contingent upon an effective registration statement. The original conversion price was $2.32 per share. The Company will record a charge for the difference between the fair value of the securities issuable upon the revised conversion terms and the fair value of the securities issuable upon the original terms, if and when such conversion occurs.

         The holders of the 9% convertible notes to related and unrelated parties have agreed to convert at $.35 per share contingent upon an effective registration statement. The original conversion price was $.41 per share. The Company will record a charge for the difference between the fair value of the securities issuable upon the revised conversion terms and the fair value of the securities issuable upon the original terms, if and when such conversion occurs.


         In addition, the Company offered the note holders the option to add a conversion feature to $300,000 of the 7% notes to unrelated parties in order to extend the maturity date of the notes to October 1, 2005 and to $250,000 of the $350K notes to unrelated parties in exchange for extending the maturity date of the notes to October 1, 2005. The notes would be convertible into an aggregate of 1,571,429 shares of the Company's common stock at the holders request prior to the respective maturity dates. The Company would record a charge for the difference between the fair value of the securities issued upon conversion and the carrying value of the convertible debt immediately prior to the conversion, if and when such conversion occurs.


10.      WARRANTS

         In connection with the 7% Notes and the 7% Convertible Notes described above, the Company issued detachable warrants allowing for the purchase of 825,000 shares of the Company's common stock at an exercise price of $0.001. The warrants will expire on November 13, 2008. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The proceeds of the subordinated debt agreement were allocated to the debt and the warrants based on their relative fair values. The value of the warrants which was accounted for as additional paid-in-capital in the accompanying statement of stockholders' equity during the nine months ended June 30, 2004 creates original issue discounts in the related notes payable which is amortized to interest expense over the life of the respective debt instrument. The unamortized value of the discount as of June 30, 2004 was approximately $50,550 (unaudited). Additional interest expense was approximately $73,727 (unaudited) for the nine months ended June
         30, 2004. These warrants were exercised during the quarter ended December 31, 2003.

         In addition, the holders of 7% Convertible Notes, were issued detachable warrants allowing for the purchase of 108,894 additional shares of the Company's common stock at an exercise price of $0.21 per share. These warrants will expire on November 13, 2008. The amount of proceeds received allocated to the warrant based on the fair value of the warrants on the date of issue was nominal.

                                                                         PAGE 21
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

10.      WARRANTS...continued

         In connection with the 9% Convertible Notes described above, the Company issued detachable warrants allowing for the purchase of 909,869 shares of the Company's common stock at an exercise price of $0.52 per share. The warrants will expire on November 13, 2008. The amount of proceeds received allocated to the warrant based on the fair value of the warrants on the date of issue was nominal. In June 2004, the note holders agreed to convert the 9% Convertible Notes. In exchange, the Company reduced the exercise price from $0.52 to $0.35 per share. The Company will record a charge for the difference between the fair value of the securities issuable upon the revised conversion terms and the fair value of the securities issuable upon the original terms, if and when such conversion occurs.

         In connection with the $350K Notes described above, the Company issued detachable warrants allowing for the purchase of 350,000 shares (unaudited) of the Company's common stock at $0.10 per share. The warrants will expire in February 2009. The warrants are subject to contingent repurchase rights held by the Company. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The proceeds were allocated to the debt and the warrants based on their relative fair values. The value of the warrants which was accounted for as additional paid-in-capital in the accompanying statement of stockholders' equity during the nine months ended June 30, 2004 creates original issue discounts in the related notes payable which is amortized to interest expense over the life of the respective debt instrument. The unamortized value of the discount as of June 30, 2004 was approximately $20,300 (unaudited). Additional interest expense was approximately $12,196 (unaudited) for the nine months ended June 30, 2004.

         In connection with the 15% Notes described above, the Company issued detachable warrants granting the lender the right to purchase 4,384,285 shares of common stock (unaudited) at $0.35 per share. The warrants will expire in June 2009. The warrants are subject to contingent repurchase rights held by the Company. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The proceeds were allocated to the debt and the warrants based on their relative fair values. The value of the warrants which was accounted for as additional paid-in-capital in the accompanying statement of stockholders' equity during the nine months ended June 30, 2004 creates original issue discounts in the related notes payable which is amortized to interest expense over the life of the respective debt instrument. The unamortized value of the discount as of June 30, 2004 was approximately $290,700 (unaudited). In connection with the issuance, the Company paid a fee to an unrelated party of $114,000 (unaudited) and agreed to issue warrants to a different unrelated party, granting the holder the right to purchase 500,000 shares of common stock (unaudited) at $0.25 per share. At the date the financing was consummated, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The value of the warrants to be issued of approximately $60,000 (unaudited) was recorded as a deferred financing cost that will be amortized over the life of the underlying debt instrument.

                                                                         PAGE 22
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

10.      WARRANTS...continued

         On November 13, 2003, in exchange for services performed, the Company issued warrants to purchase 500,000 common shares of the Company stock at an exercise price of $0.001 and warrants to purchase 96,795 common shares of the Company stock at an exercise price of $0.21. The warrants will expire on November 13, 2008. At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model. The value of the warrants was accounted for in the accompanying statement of stockholders' equity during the nine months ended June 30, 2004. Compensation expense of approximately $102,000 (unaudited) was recorded during the nine months ended June 30, 2004 in the accompanying statement of operations. These warrants were exercised during the six months ended March 31, 2004.

 11.     INCOME TAXES

         The Company did not record a provision (benefit) from federal or state income taxes for the years ended September 30, 2003 and 2002 because the Company is in a net operating loss carryforward position and the realization of any future benefit is uncertain.

         The  Company's  combined  effective  income  tax  provision   (benefit)
         differed from the U.S. federal statutory income tax provision (benefit) as set forth below:

                                                                              September 30,         September 30,
                                                                                   2003                 2002
                                                                             --------------        -------------
              Federal income tax benefit computed
                 at the statutory rate                                       $    (372,608)        $    (137,187)
              State income tax benefit, net of
                 federal benefit                                                   (68,714)              (25,298)
              Other                                                                (31,436)                    -
              Change in valuation allowances                                       472,758               162,485
                                                                             -------------         -------------
              Income tax provision (benefit)                                 $          --         $          --
                                                                             =============         =============
         Significant  components of the Company's deferred tax assets,  deferred tax  liabilities,  and  deferred  tax  asset  valuation  allowances  at
         September 30, 2003 and 2002 are as follows:

                                                                                  2003                  2002
                                                                             -------------         -------------
              Deferred tax assets:

                 Deferred revenue                                            $     103,181         $      41,152
                 Net operating loss carryforwards                                  574,207               162,050
                 Other                                                              19,405                20,833
                                                                             -------------         -------------
                 Total deferred tax assets                                         696,793               224,035
                 Less - valuation allowance                                       (696,793)             (224,035)
                                                                             -------------         -------------

                 Total deferred tax liabilities                                         --                    --
                                                                             -------------         -------------

                 Net deferred tax asset                                      $          --         $          --
                                                                             =============         =============

                                                                         PAGE 23
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

 11.     INCOME TAXES...continued

         For tax return purposes, the Company had approximately $1,426,000 federal and $1,412,000 state net operating loss carryforwards as of September 30, 2003, which expire in the years 2012 through 2022 and 2004 through 2008, respectively. The Company may be subject to limitations under Section 382 of the Internal Revenue Code as a result of the transaction described in Note 1. A valuation allowance has been established for certain future income tax benefits related to income tax loss carryforwards and temporary tax adjustments based on an assessment that it is more likely than not that these benefits will not be realized.

12.      CAPITAL LEASE OBLIGATIONS

         During the year ended September 30, 2003, the Company entered into a lease arrangement with a third-party for computer equipment. The Company accounts for the lease as a capital lease over a 3-year term with final payment due May 2006. The lease is payable in monthly installments of $924 including interest at 16.8% and is collateralized by certain software and personally guaranteed by the President of the Company. As of September 30, 2003, the amount of assets acquired under the lease totaled $26,000. Accumulated amortization related to these assets total $5,056 at September 30, 2003, respectively. Amortization of assets held under capital leases is included in depreciation expense.

         Future minimum lease payments for the years ending September 30, are as follows:

                  2004                                           $     11,398
                  2005                                                 11,398
                  2006                                                  7,599
                                                                 ------------
                  Net minimum lease payments under leases              30,395
                  Less - amount representing interest                   6,100
                                                                 ------------

                  Present value of net minimum lease payments    $     24,295
                                                                 ============

13.      LEASE COMMITMENT

         The Company leases office space from an unrelated party under an operating lease expiring on September 30, 2005. Total rent expense for the lease was approximately $36,274 and $30,135 for the nine months ended June 30, 2004 and 2003 (unaudited) and $36,400 and $34,200 for the years ended September 30, 2003 and 2002, respectively.

         Future minimum lease payments for the years ending September 30, are as follows:

                  2004                                           $     48,365
                  2005                                                 48,365
                                                                 ------------

                                                                 $     96,730
                                                                 ------------

                                                                         PAGE 24
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

14.      STOCK COMPENSATION AND OPTION PLAN

         During 2003, the Company accelerated the vesting of 1,451,920 shares of restricted common stock originally granted to an officer of the Company as part of an employment agreement. The Company also granted 241,987 shares to a consultant for services performed. The Company recorded an aggregate of $58,347 of compensation expense related to the issuance of these shares.

         On November 13, 2003, the Company's Board of Directors approved a stock-based equity incentive plan (the Plan) under which certain employees, directors and consultants, who significantly contribute to the success of the Company, may be granted options to purchase the Company's common stock. The Plan generally provides options (incentive and nonstatutory). The Plan is administered by the Compensation Committee of the Board of Directors, which will select participants and determine the terms and conditions of the awards. In order to preserve a recipient's rights under an award in the event of a change in control of the Company, the vesting of the outstanding options automatically accelerates relating to the exercise or payment of the award.

15.      EARNINGS PER SHARE

         Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for all periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For the periods ended June 30, 2004, September 30, 2003 and 2002, potentially dilutive shares were excluded from the calculation of diluted loss per share because of their anti-dilutive effect.

                                                                         PAGE 25
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------


 15. EARNINGS PER SHARE ...continued

         The following table is the computation of basic earnings per common share and diluted earnings per common share:

                                                 Nine Months Ended                           Year Ended
                                           June 30,               June 30,       September 30,        September 30,
                                             2004                   2003             2003                 2002
                                        ---------------     ----------------     ---------------      ---------------
                                         (unaudited)            (unaudited)
Net loss                                 $ (2,803,556)          $ (733,752)       $ (1,095,907)          $ (403,490)
                                         =============          ===========       =============          ===========

Weighted-average common shares
   and equivalents outstanding
   basic and diluted                        16,134,925           10,227,965          10,369,123            9,098,693
                                         =============          ===========       =============          ===========
Basic and diluted net loss per
   common share                            $    (0.17)           $   (0.07)         $    (0.11)           $   (0.04)
                                         =============          ===========       =============          ===========

Number of shares underlying
   warrants excluded in
   calculation of diluted
   earnings per share due to
   anti-dilutive effects                     6,349,843                   --           1,451,919                   --
                                         =============          ===========       =============          ===========

Number of shares underlying
   convertible debt excluded in
   calculation of diluted
   earnings per share due to
   anti-dilutive effects                     1,188,700                   --             975,690                   --
                                         =============          ===========       =============          ===========

Number of shares underlying
   contingently convertible debt
   excluded in calculation of
   diluted earnings per share due
   to anti-dilutive effects                  3,471,675                   --                  --                   --
                                         =============          ===========       =============          ===========

Number of shares underlying
   options excluded in
   calculation of diluted
   earnings per share due to
   anti-dilutive effects                     2,702,000                   --                  --                   --
                                         =============          ===========       =============          ===========


16.      RETIREMENT PLAN

         The Company has a Simple Retirement Plan (SRA) covering substantially all employees. The plan allows participants to elect to defer up to 100% of their compensation to a maximum of the amount legally allowed. The Company matches 100% of participant deferrals, up to 3% of their salary. The employer's contribution for the quarters ended June 30, 2004 and 2003 was $6,387 and $6,766, respectively (unaudited), and for the years ended September 30, 2003 and 2002 was $8,882 and $6,582, respectively.

                                                                         PAGE 26
UTIX GROUP, INC. (FORMERLY KNOWN AS
CORPORATE SPORTS INCENTIVES, INC.)

Notes to Consolidated Financial Statements
Nine Months Ended June 30, 2004 and 2003
and Years Ended September 30, 2003 and 2002

--------------------------------------------------------------------------------

17.      SUBSEQUENT EVENTS (UNAUDITED)

         ADVISORY AGREEMENT


         In August 2004, the Company entered into an amended and restated financial advisory agreement with an unrelated third party. Under the agreement, the third party will assist the Company in raising additional proceeds either through the sale of equity securities or the issuance of debt on the Alternative Investment Market (AIM) of the London Stock Exchange. The Company agreed to pay the third party $150,000 over a six month period beginning January 1, 2005. The case retainer fee will be expensed over the minimum service period beginning January 1, 2005.

         The Company also agreed to issue 1,125,000 shares of its common stock for $.001 per share or $1,125, upon consummation of an offering and sale in the AIM Financing of shares of the Company's common stock. In addition, the consideration may include 5% of the gross amount of any financing received and warrants to acquire 5% of any securities issued. This consideration is directly contingent upon consummatioin of an offering or a sale of the Company's common stock or other securities. The Company also agreed to sell the unrelated third party warrants to purchase up to 1,000,000 shares of common stock for $0.35 per share upon their assistance in raising at least $2.5 million. The Company is uncertain if these contingencies will be realized. The total compensation paid to the third party directly related to any offering will be deferred and charged against the gross proceeds of the offering when, and if, consummated.

         The agreement may be canceled with thirty days notice, but not before January 31, 2005. Upon cancellation of the agreement or if financing is not consummated by June 30, 2005, the 1,125,000 shares of the Company's common stock referred to above (issued in exchange for $.001 per share or $1,125) will be considered a break-up fee and expensed.

         NOTES PAYABLE

         In August 2004, the Company and the note holders agreed to rescind the June 2004 agreement (more fully described in Note 9) to extend the maturity dates to the above described $550,000 of the 7% notes to unrelated parties to October 1, 2005 in exchange for adding conversion features.

         The Company believes that the sale of the 15% Notes with warrants, the issuance of warrants to a finder in connection with the 15% Notes and the June 2004 agreements with existing note holders to convert such notes into common stock are all transactions that are exempt from registration under Regulation D of the Securities Act and should not be integrated with the Company's ongoing public offering of common stock. If such transactions were to be integrated, however, the sale of the Company's securities prior to the effectiveness of the registration statement may be in violation of Section 5 of the Securities Act and consequently could incur penalties. The Company does not believe that such offerings should be integrated, that the incurrence of such penalties is not probable and, accordingly, has not provided for such penalties through June 30, 2004.



                                       F-1